EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2020 Financial Results;

Comprehensive Portfolio Grows 37% QoQ; Exceeds $2 Billion

100% Performing Portfolio

Declares Quarterly Distribution of $0.41 Per Share for Q1, 2021

NEW YORK, Feb. 24, 2021 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $14.9 million, or $0.35 per share, for the fourth quarter of 2020. For the fiscal year ended December 31, 2020, the Company reported net investment income of $59.2 million, or $1.40 per share.

At December 31, 2020, net asset value (NAV) increased slightly to $20.16 per share. At year end, Solar Capital’s investment portfolio was 100% performing.

The Company’s Board of Directors declared a first quarter 2021 distribution of $0.41 per share, payable on April 2, 2021, to stockholders of record on March 18, 2021. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2020:

Comprehensive Investment portfolio* fair value: $2.0 billion
Number of unique issuers: >600
Net assets: $852.0 million
Net asset value per share: $20.16
Net debt-to-equity: 0.78x
Available capital**: $737 million, subject to borrowing base availability

Comprehensive Investment Portfolio Activity*** for the Quarter Ended December 31, 2020:

Investments made during the quarter: $721.1 million
Investments prepaid and sold during the quarter: $147.2 million

Comprehensive Investment Portfolio Activity** for the Year Ended December 31, 2020:

Investments made during the year: $974.5 million
Investments prepaid and sold during the year: $680.9 million

Operating Results for the Quarter Ended December 31, 2020:

Net investment income: $14.9 million
Net investment income per share: $0.35
Net realized and unrealized gain: $3.4 million
Net increase in net assets from operations: $18.3 million
Earnings per share: $0.43

Operating Results for the Year Ended December 31, 2020:

Net investment income: $59.2 million
Net investment income per share: $1.40
Net realized and unrealized loss: $43.8 million
Net increase in net assets from operations: $15.5 million
Earnings per share: $0.37

* The Comprehensive Investment Portfolio for the quarter ended December 31, 2020 is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s (“Crystal”) full portfolio, NEF Holdings, LLC (“NEF”) full portfolio and Kingsbridge Holdings, LLC (“KBH”) full portfolio, and excludes the fair value of the equity interests in Crystal, NEF and KBH and also excludes a loan to KBH.

** Please see Liquidity and Capital Resources.

*** Comprehensive Portfolio Activity for the year ended December 31, 2020 includes gross originations through Crystal, NEF and KBH.

“We are pleased with how Solar Capital’s portfolio navigated the challenging environment of 2020. Our conservative underwriting and diversified lending strategies have resulted in a portfolio that is 100% performing, enabling our team to focus on originating new assets across all of our investment verticals,” said Michael Gross, Co-CEO. “The strength of our underwriting was further demonstrated by the $681 million of repayments which occurred during 2020, all at or above par.”

“During 2020, access to Solar Capital’s specialty finance lending verticals allowed our portfolio to grow despite a slowdown in M&A activity. Including the impact of our acquisition of Kingsbridge, the size of our comprehensive portfolio increased by 37% in Q4 to over $2 billion,” said Bruce Spohler, Co-CEO. “With $700+ million of low cost capital available, we believe shareholders will benefit as the portfolio scales and we increase our portfolio leverage.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Thursday, February 25, 2021. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 5479705 when prompted. A telephone replay will be available until March 11, 2021 and can be accessed by dialing (855) 859-2056 and using the passcode 5479705. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended December 31, 2020, Solar Capital had total originations of $721.1 million and repayments of $147.2 million across the Company’s five core business units: cash flow, asset-based, life science lending, equipment finance, and corporate leasing.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended December 31, 2020 was as follows:

Total Portfolio Activity (1) – Q4 2020 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Corporate Leasing(4)	Total Portfolio Activity
Originations	$7.5	$126.7	$13.4	$2.7	$570.8	$721.1
Repayments / Amortization	$25.8	$95.7	$25.0	$0.7	$0.0	$147.2
Net Portfolio Activity	($18.3)	$31.0	($11.6)	$2.0	$570.8	$573.9

      (1)   Total Portfolio Activity includes gross originations/repayments across each business unit.
      (2)   Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
      (3)   Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
      (4)   Includes gross origination and repayment activity for KBH’s portfolio.

During the year ended December 31, 2020, Solar Capital had originations of $974.5 million and repayments of $680.9 million. Net originations of asset-based lending / specialty finance businesses were $453.9 million while net originations of cash flow loans were ($160.3) million. Approximately 93.3% of originations in 2020 were in asset-based and specialty finance businesses and 6.7% in cash flow senior secured loans.

Total Portfolio Activity (1) – For the Year Ended 2020 (in millions)
Asset Classes	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Corporate Leasing(4)	Total Portfolio Activity
Originations	$65.7	$224.9	$52.4	$60.7	$570.8	$974.5
Repayments / Amortization	$226.0	$308.2	$118.7	$28.0	$0.0	$680.9
Net Portfolio Activity	($160.3)	($83.3)	($66.3)	$32.7	$570.8	$293.6

      (1)   Total Portfolio Activity includes gross originations/repayments across each business unit.
      (2)   Includes Crystal’s full portfolio and asset-based loans on the Company’s balance sheet.
      (3)   Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
      (4)   Includes gross origination and repayment activity for KBH’s full portfolio.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at December 31, 2020 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(5)
	($mm)%
Cash Flow Senior Secured Loans	$281.3	13.8%	8.7%
Asset-Based Senior Secured Loans / Crystal Financial(1)	$529.2	25.9%	10.7%
Equipment Senior Secured Financings / NEF(2)	$318.6	15.6%	10.2%
Life Science Senior Secured Loans	$327.0	16.0%	9.5%(6)
Corporate Leasing / KBH(3)	$570.8	27.9%	10.0%(7)
Total Senior Secured Loans	$2,026.9	99.2%	10.0%
Equity and Equity-like Securities	$15.7	0.8%
Total Comprehensive Investment Portfolio	$2,042.6	100%
Floating Rate Investments(4)	$1,141.1	56.1%
First Lien Senior Secured Loans	$1,929.1	94.4%
Second Lien Senior Secured Cash Flow Loans	$41.9	2.1%
Second Lien Senior Secured Asset-Based Loans	$55.9	2.7%

(1)   Includes Crystal’s full portfolio and asset-based and lender finance loans on the Company’s balance sheet and excludes the Company’s equity investment in Crystal.
(2)   Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet and excludes the Company’s equity investments in NEF.
(3)   Includes KBH’s full portfolio and excludes the Company’s equity and debt investments in KBH.
(4)   Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and leases associated with KBH. Additionally, NEF and KBH seeks to match-fund their fixed rate assets with fixed rate liabilities.
(5)   The weighted average asset yield for cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average yield for equipment financing and Crystal asset-based loans is calculated based on the expected average life of a loan for each asset class.
(6)   Life Science yields exclude the impact of success fees and/or warrants.
(7)   Represents expected return on equity during 2021.

The Comprehensive Investment Portfolio is diversified across over 600 unique issuers across nearly 80 industries and with an average exposure of $3.3 million or 0.2% per issuer.

At year end, 99.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 94.4% is held in first lien senior secured loans and 4.8% is held in senior secured second lien loans. Second lien cash flow exposure is 2.1% of the Comprehensive Portfolio at December 31, 2020 with the remainder in second lien asset-based loans.

Solar Capital Ltd.’s Results of Operations for the Fiscal Year Ended December 31, 2020 compared to the Fiscal Year Ended December 31, 2019.

Investment Income

For the fiscal years ended December 31, 2020 and 2019, gross investment income totaled $121.7 million and $154.7 million, respectively.

Solar Capital Ltd. Portfolio

Asset Quality

As of December 31, 2020, 100% of SLRC’s portfolio was performing.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2020, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$195.2	12.8%
2	$1,292.1	84.3%
3	$43.0	2.8%
4	$1.7	0.1%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income (1) (in millions)
For the Year Ended:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF	Life Science Lending	Corporate Leasing(2)	Total
12/31/2020	$29.7	$33.4	$18.3	$34.9	$5.4	$121.7
% Contribution	24.4%	27.4%	15.0%	28.7%	4.5%	100.0%

(1)   Investment Income Contribution by Business Unit includes interest income/fees from cash flow loans on balance sheet, income/fees from asset-based loans on balance sheet and distributions from Crystal, income/fees from equipment financings and distributions from NEF, distributions from KBH, and income/fees from life science loans.
(2)   Inclusive of the dividend paid by KBH in the fourth quarter and full year interest received on a debt investment in KBH.

Expenses

Expenses totaled $62.5 million and $82.3 million, respectively, for the fiscal years ended December 31, 2020 and 2019. The decrease in expenses from 2019 to 2020 was primarily due to lower management and incentive fees resulting from a reduction in portfolio yield on a smaller income producing investment portfolio on average as well as lower interest expense due to reductions in LIBOR.

Net Investment Income

SLRC’s net investment income totaled $59.2 million and $72.4 million, or $1.40 and $1.71, per average share, respectively, for the fiscal years ended December 31, 2020 and 2019.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal years ended December 31, 2020 and 2019 totaled approximately $43.8 million and $16.4 million, respectively. The net realized and unrealized loss for the fiscal year ended December 31, 2020 was primarily due to a combination of the exit of our investment in IHS Intermediate, Inc. and unrealized depreciation in the value of select investments, partially offset by unrealized appreciation of the value of select investments.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2020 and 2019, SLRC had a net increase in net assets resulting from operations of $15.5 million and $56.0 million, respectively. For the fiscal years ended December 31, 2020 and 2019, earnings per average share were $0.37 and $1.33, respectively.

Liquidity and Capital Resources

Unsecured Debt

At December 31, 2020, approximately 66% of the Company’s funded debt, or $446 million, was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At December 31, 2020, the Company had $156 million drawn on its $545 million and $50 million revolving credit facilities and had approximately $8.8 million in cash on hand. When including undrawn capital on the Crystal, NEF, and KBH non-recourse credit facilities, total available capital is $737 million, subject to borrowing base availability at December 31, 2020.

Leverage

On December 31, 2020, the Company’s net debt-to-equity was 0.78x. Solar Capital’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Unfunded Revolver Commitments

At December 31, 2020, Solar Capital had unfunded revolver commitments of approximately $15.9 million that can be fully drawn by the borrowers.

Credit Rating

On January 25, 2021, Fitch Ratings, Inc. affirmed the Company’s investment grade rating of BBB- with a stable outlook to Solar Capital. The Company is rated investment grade by both Moody’s Investor Service and Fitch Ratings, Inc.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2020	December 31, 2019
Assets
Investments at fair value:
Companies less than 5% owned (cost: $832,507 and $989,564, respectively)	$822,298	$970,821
Companies more than 25% owned (cost: $724,428 and $513,119, respectively)	709,653	524,003
Cash	8,779	16,783
Cash equivalents (cost: $379,997 and $419,571, respectively)	379,997	419,571
Dividends receivable	7,927	10,488
Interest receivable	6,478	5,401
Receivable for investments sold	255	2,207
Prepaid expenses and other assets	571	615

Total assets	$1,935,958	$1,949,889

Liabilities
Debt ($677,000 and $593,900 face amounts, respectively, reported net of unamortized debt issuance costs of $5,549 and $6,783, respectively	$671,451	$587,117
Payable for investments and cash equivalents purchased	380,038	419,662
Distributions payable	17,327	17,327
Management fee payable	6,535	6,747
Performance-based incentive fee payable	792	4,281
Interest payable	3,416	3,678
Administrative services expense payable	1,946	2,757
Other liabilities and accrued expenses	2,430	2,440
Total liabilities	$1,083,935	$1,044,009

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	962,481	988,792
Accumulated distributable net loss	(110,881)	(83,335)

Total net assets	$852,023	$905,880

Net Asset Value Per Share	$20.16	$21.44

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year ended December 31,
	2020	2019
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$84,143	$106,099
Companies more than 25% owned	8,861	5,429
Dividends:
Companies less than 5% owned	50	56
Companies more than 25% owned	26,794	39,382
Other income:
Companies less than 5% owned	1,885	3,727
Companies more than 25% owned	12	18

Total investment income	121,745	154,711

EXPENSES:
Management fees	24,951	26,774
Performance-based incentive fees	2,272	18,111
Interest and other credit facility expenses	27,156	28,901
Administrative services expense	5,215	5,265
Other general and administrative expenses	2,936	3,215

Total expenses	62,530	82,266

Net investment income	$59,215	$72,445

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$(26,638)	$754
Companies more than 25% owned	—	(661)

Net realized loss on investments and cash equivalents	(26,638)	93
Net realized loss on extinguishment of debt: …	—	(1,853)

Net realized loss	(26,638)	(1,760)

Net change in unrealized loss on investments and cash equivalents:
Companies less than 5% owned	8,970	(14,861)
Companies more than 25% owned	(26,096)	192

Net change in unrealized loss	(17,126)	(14,669)

Net realized and unrealized loss on investments and cash equivalents	(43,764)	(16,429)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$15,451	$56,016

EARNINGS PER SHARE	$0.37	$1.33

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U. S. middle market companies in the form of senior secured cash flow and asset-based investments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770